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Exhibit 99.2

        LIFEPOINT HOSPITALS INC.

OFFER TO EXCHANGE

$1,100,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 5.50% SENIOR NOTES DUE 2021, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 5.50% SENIOR NOTES DUE 2021

            , 2014

To Brokers, Dealers, Commercial Banks,
              Trust Companies and other Nominees:

        As described in the enclosed Prospectus, dated, 2014 (as the same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal (the "Letter of Transmittal"), LifePoint Hospitals Inc. (the "Company") is offering to exchange (the "exchange offer") an aggregate principal amount of up to $1,100,000,000 of its 5.50% Senior Notes due 2021 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 5.50% Senior Notes due 2021 (the "outstanding notes"), in integral multiples of $2,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the exchange notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the outstanding notes for which they may be exchanged pursuant to the exchange offer, except that the exchange notes are freely transferable by holders thereof. The outstanding notes are jointly and severally guaranteed on an unsecured senior basis by certain of the Company's current and future domestic subsidiaries and the exchange notes will be jointly and severally guaranteed on an unsecured senior basis by certain of the Company's current and future domestic subsidiaries. The Company will accept for exchange any and all outstanding notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the exchange offer is subject to certain conditions described in the Prospectus.

        WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

        Enclosed are copies of the following documents:

  1.
  The Prospectus;

  2.
  The Letter of Transmittal for your use in connection with the tender of outstanding notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding); and

  3.
  A form of letter, which you may use to correspond with your clients for whose accounts you hold outstanding notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions regarding the exchange offer.

        Your prompt action is requested. Please note that the exchange offer will expire at 5:00 p.m., New York City time, on, 2014 (the "Expiration Date"), unless the Company otherwise extends the exchange offer.

        In all cases, exchanges of outstanding notes pursuant to an Exchange Offer will be made only after timely receipt by the exchange agent (as defined in the prospectus) of (1) a confirmation of book-entry transfer (as defined in the prospectus), (2) an agent's message (as defined in the prospectus), and (3) any other required documents.

        The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the outstanding notes pursuant to the exchange offer. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the outstanding notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

        Any inquiries you may have with respect to the exchange offer procedures should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,
LIFEPOINT HOSPITALS INC.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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  Exhibit 99.2